Exhibit 10.1

EMPLOYMENT AGREEMENT

Destination XL Group, Inc., a Delaware corporation, with its office located at 555 Turnpike Street, Canton, Massachusetts, 02021 (the “Company”), and Harvey S. Kanter (“Executive”) (collectively, the “Parties”) enter into this EMPLOYMENT AGREEMENT (“Agreement”) dated as of February 19, 2019 (“Effective Date”) as follows:

1.	Employment.

The Company hereby agrees to employ Executive, and Executive hereby agrees to be employed by the Company, on an employment-at-will basis, upon the terms and subject to the conditions set forth in this Agreement.

2.	Term of Employment.

The period of Executive’s employment under this Agreement shall begin on the Effective Date. Between the Effective Date and April 1, 2019 (the “Commencement Date”), Executive shall serve as an advisor to the Acting Chief Executive Officer of the Company.  Beginning on the Commencement Date, Executive shall serve as the President and Chief Executive Officer of the Company and he shall continue to serve in this capacity until the third Anniversary of the Commencement Date (the “Initial Term”), subject to earlier termination in accordance with Section 5 below.  At the expiration of the Initial Term, the Agreement will automatically renew, upon the same terms and conditions, for successive periods of one (1) year, unless either party provides written notice of its intention not to extend the term of the Agreement for an additional one (1) year period at least 90 days prior to the applicable renewal date.  As used in this Agreement, the phrase “Employment Term” refers to Executive’s period of employment from the Commencement Date until the date his employment is terminated or terminates and includes any renewal term hereunder.

3.	Duties and Responsibilities.
(a)

As provided in Section 2, between the Effective Date and the Commencement Date, Executive shall serve as an advisor to the Acting Chief Executive Officer of the Company.  Beginning on the Commencement Date and for the remainder of the Employment Term, the Company shall appoint Executive as the Company’s President and Chief Executive Officer (his “Position”).  In such capacity, Executive shall perform the customary duties and have the customary responsibilities of such Position and such other duties that are customary for such Position as may be assigned to Executive from time to time by the Company’s Board of Directors (the “Board”). The Board will appoint Executive as a Director on the Commencement Date and, if Executive continues to be employed by the Company at such time, will nominate Executive for election to the Board by the shareholders of the Company at each shareholder meeting during the Employment Term.

(b)

Executive agrees to faithfully serve the Company, devote his full working time, attention and energies to the business of the Company, its subsidiaries and affiliated entities, and perform the duties under this Agreement to the best of his abilities.  Executive may participate in other outside business, charitable, family, personal and/or civic activities, provided that such activities are not inconsistent with Executive’s duties under this Agreement and will not be disadvantageous to the Company.  Executive must receive permission from the Board to serve on any public or private company boards and, if such permission is granted, will not serve as chairman of the board (except as provided below) or chairman of the audit committee of such company.  The Board’s current policy is to permit the Chief Executive Officer to serve on one outside board. The Company acknowledges that Executive currently serves as chairman of the board of directors of a private company and will step down as a member of the board of directors of the public company on which he currently serves (as of the Effective Date) at the end of the current term.

(c)

Beginning on the Commencement Date, and for the remainder of the Employment Term, the principal location at which Executive shall perform his duties hereunder shall be at the Company’s offices in Canton, Massachusetts (the “Location”) or at such other location as may be temporarily designated from time to time by the Board. Notwithstanding the foregoing, Executive shall perform such services at such other locations as may be required for the proper performance of his duties hereunder, and Executive recognizes that such duties may involve reasonable travel. The Company recognizes that Executive continues to own his current home in Washington State.

(d)

Executive agrees (i) to comply with all applicable laws, rules and regulations; (ii) to comply with the Company’s rules, procedures, policies, requirements, and directions; and (iii) not to engage in any other business or employment without the prior written consent of the Company except as otherwise specifically provided herein.

4.	Compensation and Benefits.
(a)

Base Salary.  During the period between the Effective Date and the Commencement Date, the Company shall pay Executive a base salary in the total amount of $50,000.00 (paid ratably in installments in accordance with the Company’s standard payroll over this period).  During the Employment Term, the Company shall pay Executive a base salary at the annual rate of $735,000.00 per year (“Base Salary”). The Board (or a committee thereof) shall review Executive’s compensation annually and Executive’s Base Salary may be adjusted to a higher rate from time to time by the Board.  Such payments shall be paid in accordance with the Company’s standard payroll practice for executives.

(b)

Expense Reimbursement.  During the Employment Term, the Company shall promptly reimburse Executive for reasonable business expenses incurred by Executive in the performance of the duties under this Agreement in accordance with the Company’s customary practices applicable to executives, provided that such expenses are incurred and accounted for in accordance with the Company’s policy. Executive shall comply with such restrictions and shall keep such records as the Company may reasonably deem necessary to meet the requirements of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and regulations promulgated thereunder.

(c)

Benefit Plans, Fringe Benefits, Vacations.  During the Employment Term, Executive shall be eligible to participate in or receive benefits under any 401(k) savings plan, medical and dental benefits plan, life insurance plan, short-term and long-term disability plans, supplemental and/or incentive compensation plans, or any other employee benefit or fringe benefit plan, generally made available by the Company to executives in accordance with the eligibility requirements of such plans and subject to the terms and conditions set forth in this Agreement.  Executive shall be eligible for 25 days of vacation time annually, subject to the terms of the Company’s vacation pay plan.   Executive shall be eligible to participate in any plans between the Effective Date and the Commencement Date only to the extent he is specifically permitted to participate in such plans in accordance with their terms and he does not waive participation in such plans.  Notwithstanding any provision in the Annual Incentive Plan (as defined in Section 4(i)) or the LTIP (as defined in Section 4(j)) to the contrary, Executive hereby waives any right he has to participate in the Annual Incentive Plan or LTIP during the period between the Effective Date and the Commencement Date.

(d)

Car Allowance.  During the Employment Term, the Company will provide Executive with an automobile allowance in the total amount of $10,000.00 annually (pro-rated for any partial year of employment), in equal bi-weekly payments in accordance with the Company’s normal payroll practices. Executive shall pay and be responsible for all insurance, repairs and maintenance costs associated with operating the automobile.  Executive is responsible for his gasoline, unless the gasoline expense is reimbursable under the Company’s policies and procedures.

(e)

Attorney Fees.  The Company shall reimburse Executive up to $30,000 for the attorney fees incurred by Executive in connection with the negotiation and drafting of this Agreement.  Request for reimbursement pursuant to this Section 4(e) must be submitted, with adequate substantiation in accordance with the Company’s reimbursement policy, no later than March 31, 2019 and reimbursement shall be made no later than sixty (60) days following the date such request is submitted.

(f)

Directors and Officers Liability Insurance Coverage. It being the intent of the Company to provide maximum protection available under the law, the Company will maintain directors and officers liability insurance coverage (which shall include employment practices liability coverage) in a commercially reasonable amount, consistent with prior practice, to indemnify Executive from any claims made against him in his capacity as President and Chief Executive Officer and a Director, as applicable.

(g)

Indemnification. Pursuant to and as set forth in the Company’s By-Laws and the Company’s Certificate of Incorporation, the Company shall defend, indemnify and hold harmless, to the fullest extent the Company is permitted or required to do so by the General Corporation Law of the State of Delaware as the same exists or hereafter may be amended, the Executive who, by reason of the fact that he is or was a director or officer of the Company, is a party or is threatened to be made a party to a Proceeding (as defined in the Company’s By-Laws).  Such indemnification shall include payment by the Company, in advance of the final disposition of a Proceeding, of expenses incurred by Executive, in his capacity as a Covered Person (as defined in the Company’s By-Laws), provided that such payment shall be made only upon receipt of an undertaking by the Executive to repay all amounts advanced if it should be ultimately determined that he is not entitled to be indemnified by the Company. The Company agrees that if the By-Law were to be amended to reduce only Executive’s (and not other executives’ or directors’) indemnification rights, such amendment will not be enforceable against Executive.

(h)	Signing Award.
(i)

On the Effective Date, the Board shall grant Executive the number of Performance Shares, as defined in the Destination XL Group, Inc. 2016 Incentive Compensation Plan (“2016 Plan”), equal in value to $1,800,000 on the grant date (the “P Shares”) under the 2016 Plan. A copy of the 2016 Plan is attached as Exhibit A.  The P Share award shall vest in installments, if at all, when the value of a Share (as defined in the 2016 Plan) reaches the following milestones, provided that such milestones are reached prior to the fourth anniversary of the Commencement Date (the “Fourth Anniversary”):
When the trailing 90-day volume-weighted average closing price of a Share is:	Vesting of P Shares
$4.00	33 1/3% of the P Shares vest
$6.00	An additional 33 1/3% of the P Shares vest
$8.00 or more	The remaining P Shares vest

Notwithstanding the foregoing, in the event the P Shares would vest in whole or in part prior to the first anniversary of the Effective Date (the “First Anniversary”) pursuant to the foregoing, such P Shares shall not vest until the First Anniversary, subject to Executive’s continuing employment through the First Anniversary.

To the extent the P Shares do not vest by the Fourth Anniversary, they shall expire as of the close of business on the Fourth Anniversary.  The P Shares will be subject to the terms and conditions of the 2016 Plan and the applicable P Shares award agreement attached hereto as Exhibit B.  All vested P Shares shall be settled at the time provided in the award agreement.

(ii)

On the Effective Date, the Board shall also grant Executive the number of Restricted Stock Units, as defined in the 2016 Plan, equal in value to $600,000 on the grant date (“RSUs”) under the 2016 Plan.  Subject to Executive’s continued employment, the RSUs will vest over a four-year period in equal annual installments beginning on the first anniversary of the Commencement Date (provided that notwithstanding the foregoing, in no event shall the first installment vest prior to the thirteen (13) month anniversary of the Effective Date/grant date), subject to the terms and conditions of the 2016 Plan and the applicable RSU award agreement attached hereto as Exhibit C.

(iii)

To the extent permitted by the Compensation Committee of the Board, Executive shall be permitted to elect a payment/settlement date for the P Shares and/or RSUs following the default payment/settlement date in the award agreement in accordance with the election form attached to the applicable award agreement.

(i)	Annual Bonus Plan.

During the Employment Term, Executive is eligible to earn annual bonus awards under the Company’s annual incentive plan then in effect, subject to change from year to year in the Board’s sole discretion (the “Annual Incentive Plan”). Executive’s target bonus amount under the Annual Incentive Plan shall be 100% of Executive’s annual Base Salary, prorated for partial years of employment in the Position.  The amount of the annual bonus award payable under the Annual Incentive Plan in respect of a fiscal year shall range between 50% and 200% of the target bonus amount.  If the minimum level of performance in respect of a fiscal year is not achieved, no bonus shall be payable in respect of that year.  Payment, if any, will be made in accordance with and subject to the terms and conditions of the Annual Incentive Plan, but in no event later than 2½ months following the end of the fiscal year to which the Annual Incentive Plan relates.

If applicable, for the fiscal year in which the Company terminates the Executive’s employment pursuant to Section 5(d) or the Executive resigns his employment for Good Reason under Section

5(f), the Company shall pay the Executive a pro rata portion (based upon the period ending on Executive’s termination date) of the bonus otherwise payable under this Section 4(i) for the fiscal year in which Executive’s employment terminates.  The amount of this pro rata bonus shall be determined based on the Company’s performance as of the last day of the full fiscal month preceding Executive’s termination measured against the Company’s progress at that time toward its annual performance targets for this bonus.  Any amount payable under this Section 4(i) shall be paid as soon as reasonably practicable following Executive’s termination of employment, but in any event no later than 2 ½ months following the close of the calendar year in which the termination occurs.

(j)	Long-Term Incentive Plan.
(i)

During the Employment Term, in addition to the awards granted pursuant to Section 4(h), Executive shall be eligible to participate in the Destination XL Group, Inc. Long-Term Incentive Plan, as it may be amended and/or restated from time to time (the “LTIP”), a copy of which is attached as Exhibit D.   Executive’s Target Cash Value (as defined in the LTIP) shall be 170% of his Base Salary in effect at the time provided under the LTIP.  LTIP awards may be prorated based on Executive’s Effective Date of Participation (as defined in the LTIP).  With respect to awards granted under the LTIP with a Performance Period (as defined in the LTIP) of 2019-2021 (the “2019-2021 LTIP”), such awards may be granted in the form of Cash, Options, Restricted Stock, Restricted Stock Units or any other form of award available under the 2016 Plan (as such terms are defined in the LTIP). 50% of such awards shall be time-based awards and 50% shall be performance-based awards.  Executive’s participation in the 2019-2021 LTIP is summarized as follows:

(A)

Executive will be eligible to participate in the 2019-2021 LTIP (on a prorated basis, if applicable).  Subject to the terms of the 2019-2021 LTIP and Executive’s continued employment, the time-based portion of the award vests ratably in four equal annual tranches, with the first tranche vesting on the first anniversary of the Executive’s Effective Date of Participation and the remaining tranches vesting on each of the next three consecutive April 1st dates. Subject to the terms of the 2019-2021 LTIP and Executive’s continued employment, the performance-based portion of the award vests on August 31, 2022, if and to the extent the applicable performance targets are achieved. Depending on the level of achievement of performance targets, the amount of the performance-based award will range between 50% of the target value if the minimum level of performance is achieved up to 150% of the target value if the maximum level of performance is achieved or exceeded.

(B)	The Compensation Committee of the Board (“Compensation Committee”) has not yet set the performance targets for the 2019-2021 LTIP, which targets shall be set following consultation with Executive.
(ii)	Notwithstanding any provision of the LTIP to the contrary, Executive hereby waives any right he has to participate in the LTIP with respect to the Performance Period of 2018-2020.
(iii)

LTIP awards are subject to all of the terms and conditions of the LTIP, including but not limited to, the payment timing of such awards.  The foregoing is a summary of the LTIP.  In the event of a discrepancy between the terms of the LTIP and this Agreement, the terms of the LTIP shall govern.

(k)

Housing Allowance.  Subject to Executive’s continued employment, the Company shall advance Executive a housing allowance in the amount of $100,000.00 (prior to any applicable taxes) within ten (10) business days following the Commencement Date and $50,000.00 (prior to any applicable taxes) on each of the first and second annual anniversaries of the Commencement Date (each an “Advance”).  In the event Executive ceases to be employed by the Company due to his voluntary termination (other than for Good Reason) prior to the one-year period following the date a housing allowance Advance is advanced, Executive shall repay such Advance to the Company within thirty (30) days following Executive’s termination of employment; provided, however, that the amount of the Advance that is required to be repaid shall be reduced by 1/12th of the Advance amount for each completed month that Executive is employed by the Company following the payment of the Advance.  Notwithstanding the foregoing, to the extent Executive establishes to the satisfaction of the Company that Executive is subject to adverse tax consequences as a result of this repayment obligation (for example, the credit amount, offset amount or deduction amount available to Executive upon repayment is less than the amount of the Advance Executive previously included in income), then the amount required to be repaid pursuant to this Section 4(k) shall be reduced so that the adverse tax consequences are mitigated, provided that in no event shall the amount Executive is required to repay be less than the net amount (i.e., net of withholding taxes) of the Advance payments received by Executive.

5.	Termination of Employment.

Executive’s employment under this Agreement may be terminated under any of the circumstances set forth in this Section 5.  Upon termination, Executive (or his beneficiary or estate, as the case may be) shall be entitled to receive the compensation and benefits described in Section 6 below, and, if applicable, Section 7 below.

(a)	Death. Executive’s employment shall terminate upon Executive’s death.
(b)

Disability.  In the event of the Executive’s disability and to the extent permitted by applicable law, the Company shall have the right to terminate the Executive’s employment effective immediately upon written notice from the Company.  The term “disability” for purposes of this Agreement shall mean Executive’s inability, due to illness, accident or any other physical or mental incapacity or disability, to perform the material functions of his duties to the Company, with or without reasonable accommodation, for a period of ninety (90) consecutive days or for a total of one hundred twenty (120) days (whether or not consecutive) in any twelve (12) month period, as determined by a reputable healthcare provider selected by the Company).   Notwithstanding anything to the contrary contained herein, Executive’s employment shall not be terminated for disability under any circumstances that would violate Executive’s rights to reasonable accommodation and protected leave under applicable laws protecting individuals with disabilities and requiring employers to provide protected leave. Likewise, notwithstanding anything to the contrary contained herein, nothing in this Agreement shall be construed as in any way limiting the Company’s right/ability to assert/establish that any reasonable accommodation proposed by or on behalf of Executive would constitute an undue hardship for the Company. Executive’s eligibility for, and compensation pursuant to, the Company’s short-term and long-term disability plans during the period in which he is disabled within the meaning of this Agreement shall be exclusively governed by such plans.

(c)

Termination by the Company for Justifiable Cause.  The Company may terminate Executive’s employment for Justifiable Cause at any time after providing written notice to Executive.   Following delivery of such written notice from the Company, Executive (or his counsel) will have a ten (10) business day period to discuss the termination with the Board (or its counsel) to provide information to the Board (or its counsel) which Executive believes establishes either the absence of Justifiable Cause, if any, or that the Justifiable Cause event has been cured in full and to request a reconsideration of the termination by the Board.  If a reconsideration is requested, the Company shall place Executive on unpaid administrative leave and defer the termination decision until the Company communicates its final decision regarding termination to Executive.  If the Company’s final determination is that Executive will not be terminated, Executive will be taken off administrative leave.  For purposes of this Agreement, the term “Justifiable Cause” shall mean:

(i)	indictment by federal or state authorities in respect of any crime that involves theft, dishonesty or breach of trust;
(ii)	conviction of any felony;
(iii)	Executive’s failure or refusal to perform lawful material duties consistent with Executive’s position;
(iv)	fraud or embezzlement of Company property or assets;
(v)

a material and uncured violation by Executive of the Company’s Code of Business Conduct and Ethics, the Code of Ethics for Directors, Officers and Financial Professionals or any other material Company policy;

(vi)

intentional acts by Executive of misconduct, moral turpitude or malfeasance (intentional or reckless wrongdoing with or without malicious or tortious intent) that has a material adverse effect on the Company; or

(vii)	a breach or violation by Executive of any material provision of this Agreement.

For the avoidance of doubt, Executive’s good faith error in judgment in the normal course of business shall not constitute Justifiable Cause.

(d)

Termination by the Company without Justifiable Cause. The Company may terminate Executive’s employment without Justifiable Cause at any time after providing written notice to Executive. For the avoidance of doubt, a termination of Executive’s employment at the expiration of the Initial Term shall not be deemed a termination without Justifiable Cause.

(e)	Termination by Executive without Good Reason. Executive may terminate his employment under this Agreement after providing not less than thirty (30) days’ advance written notice to the Company.
(f)

Termination by Executive with Good Reason.  Executive may terminate his employment under this Agreement for Good Reason.  For purposes of this Agreement, “Good Reason” shall mean termination by Executive within ninety (90) days of the initial existence of one of the conditions described below which occurs without Executive’s prior written consent prior to the expiration of the Initial Term: (i) a material diminution in Executive’s Base Salary that is not also broadly and consistently applied to the Company’s executive management team (but in no event more than a 10% reduction from Executive’s highest Base Salary in effect during the Employment Term); (ii) material diminution in Executive’s Position, authority, duties, or responsibilities; (iii) any requirement that Executive primarily perform his duties more than fifty (50) miles from the Location; or (iv) any other action or inaction that constitutes a material breach of the Agreement by the Company.  In order to terminate for Good Reason, Executive must provide notice to the Company of the existence of the applicable condition described above within thirty (30) days of Executive first becoming aware of the condition, upon the notice of which the Company must be provided a period of sixty (60) days during which it may remedy the condition.  For the avoidance of doubt, a termination of Executive’s employment at the expiration of the Initial Term shall not be deemed a termination with Good Reason.

(g)

Termination upon Expiration of Initial Term or any Extended Term.  Executive’s employment shall terminate automatically at the expiration of the Initial Term or any extended term unless the Agreement is renewed in accordance with Section 2 of this Agreement.  A termination of Executive’s employment at the end of any extended term (but not at the expiration of the Initial Term) due to the Company’s decision not to extend the Agreement other than due to Executive’s death, Disability or for Justifiable Cause, shall be deemed a termination without Justifiable Cause.  For the avoidance of doubt, the Parties agree that if the Agreement is not renewed by the Company at the end of the Initial Term other than due to Executive’s death, Disability or for Justifiable Cause, Executive shall be eligible to be paid severance pursuant to Section 7(b)(iii) of this Agreement, subject to the requirements of this Agreement.

(h)

Board Resignation(s). Upon termination of Executive’s employment with the Company, for any reason, Executive shall resign immediately from the Board and from all Affiliate boards of directors, if any, on which he is then currently serving as an officer of such Affiliates, and agrees to execute such documents as are reasonably necessary or appropriate to effectuate such resignations.

(i)

Board Deliberations Concerning Executive.  Executive understands and agrees that, regardless of whether he is serving as a Director on the Board at the time, he shall not participate in any deliberations or actions undertaken by the Board with respect to any determination that the Board may consider reaching with respect to matters covered by this Section 5. Notwithstanding the foregoing, at any time the Board is considering matters covered by this Section 5, Executive shall be provided a meaningful opportunity to address the Board on his own behalf.

6.	Compensation Following Termination of Employment.

Upon termination of Executive’s employment under this Agreement for any reason, Executive (or his designated beneficiary or estate, as the case may be) shall be entitled to receive the following compensation:

(a)

Earned but Unpaid Compensation, Expense Reimbursement.  The Company shall pay Executive any accrued but unpaid Base Salary for services rendered to the date of termination, any accrued but unpaid expenses required to be reimbursed under this Agreement, any accrued but unused vacation as of the termination date, and any unpaid annual bonus earned with respect to a prior year (as provided in Section 4(i)).

(b)	Other Compensation and Benefits. Except as may be provided under this Agreement,
(i)

any benefits to which Executive may be entitled pursuant to the plans, policies and arrangements referred to in Section 4(c) above shall be determined and paid in accordance with the terms of such plans, policies and arrangements, and

(ii)

Executive shall have no right to receive any other compensation, or to participate in any other plan, arrangement or benefit, with respect to future periods after such termination or resignation except as otherwise provided in such plans.

7.	Additional Compensation Payable Following Termination In certain circumstances.
(a)

Requirements for Additional Compensation.  In addition to the compensation set forth in Section 6 above, Executive will receive the additional compensation set forth in the applicable section of subsection (b) below, only if the following requirements are met:

(i)

Executive’s employment is terminated by the Company without Justifiable Cause pursuant to Section 5(d) or Executive terminates employment for Good Reason pursuant to Section 5(f) during the Initial Term or during any extended one-year term, or Executive is terminated by the Company because the Company timely elects not to renew the Agreement at the expiration of the Initial Term (and the Company does not have a basis to terminate Executive due to Executive’s death, Disability or for Justifiable Cause);

(ii)	Executive is not in material breach of the restrictive covenants set forth in Section 8 below and Executive has complied with Section 5(h); and
(iii)

Executive signs (and does not thereafter timely revoke) a general release in a form substantially similar to the form of separation agreement and general release attached hereto as Exhibit E, with such changes as may be required to: (x) comply with applicable law, and (y) preserve all of Executive’s rights with regard to Executive’s vested equity interests in the Company, on or after his employment termination date within the time determined by the Company, but no later than the 60th day following such termination of employment. For the avoidance of doubt, the Company shall present Executive with the separation agreement and general release referenced above no later than ten (10) days following termination of employment and shall allow Executive at least 21 days to consider the separation agreement and general release prior to Executive’s execution of such separation agreement and general release.

(b)	Additional Compensation. The Company shall provide Executive with the following compensation and benefits, as applicable:
(i)	If a Termination by the Company without Justifiable Cause Pursuant to Section 5(d) or by Executive for Good Reason Pursuant to Section 5(f) Occurs During the Initial Term:
(A)

Payments equal to (i) the Base Salary Executive would have been paid through the end of the Initial Term if Executive had remained employed through such date PLUS (ii) the amounts Executive would have been paid as bonuses under the Company’s Annual Incentive Plan for the remaining partial and complete fiscal years in the Initial Term as if Executive had remained employed through the end of the Initial Term assuming that the annual bonus for each remaining partial or complete fiscal year in such period would have been equal to the target bonus amount (prorated for partial years) using Executive’s Base Salary in effect at the time of Executive’s termination (the “Initial Term Severance Payments”), paid in equal monthly installments over the twenty-four (24) month period immediately following Executive’s termination of employment (the “Severance Period”); provided that the first installment payment of the Initial Term Severance Payments shall be made on the sixtieth (60th) day after the date of Executive’s termination, and will include payment of any installment payments that were otherwise due prior thereto; and provided further that notwithstanding the foregoing, in the event

Executive’s termination occurs within the one (1)-year period immediately following a Change in Control, the amount payable pursuant to this Section 7(b)(i)(A) shall instead be an amount equal to two (2) times (i) Executive’s then current Base Salary PLUS (ii) Executive’s target Bonus under the Company’s Annual Incentive Plan applicable for the fiscal year of termination (the “CIC Severance”), paid in equal monthly installments over the Severance Period and, if Executive’s termination occurs upon or following a Change in Control which constitutes a “change in control event” for purposes of Code Section 409A, then such CIC Severance shall be paid in a single lump sum within sixty (60) days following Executive’s termination of employment (or otherwise shall be payable in monthly installments as originally contemplated by this Section 7(b)(i)(A)); plus

(B)

subject to (x) Executive’s timely election of continuation coverage under COBRA, and (y) Executive’s continued copayment of premiums at the same level and cost to Executive as if Executive were an employee of the Company (excluding, for purposes of calculating cost, an employee’s ability to pay premiums with pre-tax dollars), continued payment by the Company of his health, dental and vision insurance coverage during the twelve (12) month period following the date of termination to the same extent that the Company paid for such coverage immediately prior to the date of termination, in a manner intended to avoid any excise tax under Section 4980D of the Code, subject to the eligibility requirements and other terms and conditions of such insurance coverage.

(ii)

If a Termination by the Company without Justifiable Cause Pursuant to Section 5(d) or by Executive for Good Reason Pursuant to Section 5(f) Occurs During any One-Year Term that Commences after the End of the Initial Term:

(A)

Payments equal to Executive’s then current Base Salary PLUS Executive’s target bonus under the Company’s Annual Incentive Plan using Executive’s Base Salary in effect at the time of Executive’s termination (the “Severance Payments”), paid in equal monthly installments over the Severance Period; provided that the first installment payment of the Severance Payments shall be made on the sixtieth (60th) day after the date of Executive’s termination, and will include payment of any installment payments that were otherwise due prior thereto; and provided further that notwithstanding the foregoing, in the event Executive’s termination occurs during the one (1)-year period immediately following a Change in Control, the amount payable pursuant to this Section 7(b)(ii)(A) shall instead be an amount equal the CIC Severance, paid in equal monthly installments over the Severance Period, and, if Executive’s termination occurs upon or following a Change in Control which constitutes a “change in control event” for purposes of Code Section 409A, then such CIC Severance shall be paid in a single lump sum within sixty (60) days following Executive’s termination of employment (or otherwise shall be payable in installments as originally contemplated by this Section 7(b)(ii)(A); plus

(B)

subject to (x) Executive’s timely election of continuation coverage under COBRA, and (y) Executive’s continued copayment of premiums at the same level and cost to Executive as if Executive were an employee of the Company (excluding, for purposes of calculating cost, an employee’s ability to pay premiums with pre-tax dollars), continued payment by the Company of his health, dental and vision insurance coverage during the twelve (12) month period following the date of termination to the same extent that the Company paid for such coverage immediately prior to the date of termination, in a manner intended to avoid any excise tax under Section 4980D of the Code, subject to the eligibility requirements and other terms and conditions of such insurance coverage.

(iii)	If Termination Occurs Because the Company Timely Elects Not to Renew the Agreement at the Expiration of the Initial Term:

Payments equal to three (3) months of Executive’s then current Base Salary PLUS 25% of Executive’s target Bonus under the Company’s Annual Incentive Plan applicable for the fiscal year of termination (the “Non-Renewal Severance Payments”), paid in equal monthly installments over the Severance Period; provided that the first installment payment of the Non-Renewal Severance Payments shall be made on the sixtieth (60th) day after the date of Executive’s termination, and will include payment of any installment payments that were otherwise due prior thereto.

(c)	For purposes of this Agreement, a “Change in Control” shall have the meaning provided in the 2016 Plan.
(d)

For the avoidance of doubt, all of Executive’s unvested equity awards shall vest upon his termination of employment, if at all, solely in accordance with the terms and conditions of the applicable plan and award agreement. For the avoidance of doubt, the definitions of Justifiable Cause and Good Reason in this Agreement will apply for 2016 Plan and LTIP purposes.

8.	Restrictive Covenants
(a)	Confidential Information/Competitive Business.
(i)

Confidential Information and Trade Secrets.  Executive agrees that during the course of employment with the Company, Executive has and will come into contact with and have access to various forms of Confidential Information and Trade Secrets, which are the property of the Company.  This information relates both to the Company, its customers, vendors and its employees.  Such Confidential Information and Trade Secrets include, but are not limited to:

(A)

information with respect to costs, commissions, fees, profits, sales, markets, products and product formulae, mailing lists, strategies and plans for future business, new business, product or other development, new and innovative product ideas, potential acquisitions or divestitures, and new marketing ideas;

(B)

proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, financial data, competitive analyses, pricing policies, product formulations, algorithms, system designs, site maps, information processing methodologies, software, software coding methodologies, computer system interfaces, website functionality, information security processes, business methods, procedures, devices, machines, equipment, data processing programs, software computer models, research projects, system customizations, program implementation plans, and other information and means used by the Company in the conduct of its business;

(C)	the identity of the Company’s customers and product end users, their names and addresses, the names of representatives of the Company’s customers responsible for entering into contracts with the Company, the amounts paid by such customers to the Company, specific customer needs and requirements, and leads and referrals to prospective customers, the substance of agreements with customers, suppliers and others, marketing or dealership arrangements, servicing and training programs and arrangements, supplier lists, customer lists;

(D)

unless otherwise prohibited by applicable law, the identity and number of the Company’s employees other than Executive, their salaries, bonuses, benefits, qualifications and abilities obtained from the employee’s confidential personnel files, personnel policies; and

(E)	any documents embodying such confidential information described in (A) – (D) above.

all of which information Executive acknowledges and agrees is not generally known or available to the general public, but has been developed, compiled or acquired by the Company at its great effort and expense.  Confidential Information and Trade Secrets can be in any form: oral, written or machine readable, including electronic files. Confidential Information shall not include information that became or becomes generally known to the men’s apparel industry through no wrongful act of Executive. Further, and not withstanding anything else to the contrary in this Agreement, Executive’s general knowledge, experience and “know-how” in the retail industry shall not constitute Confidential Information subject to this Agreement.

(ii)

Secrecy of Confidential Information and Trade Secrets Essential.  Executive acknowledges and agrees that the Company is engaged in a highly competitive business and that its competitive position depends upon its ability to maintain the confidentiality of the Confidential Information and Trade Secrets.  Executive acknowledges and agrees that the Company’s Confidential Information and Trade Secrets were developed, compiled and acquired by the Company over a considerable period of time and at its great effort and expense.  Executive further acknowledges and agrees that any disclosure, divulging, revelation or use of any of the Confidential Information and Trade Secrets, other than in connection with the Company’s business or as specifically authorized by the Company, will be highly detrimental to the Company, and that serious loss of business and pecuniary damage may result therefrom.

(b)

Non-Disclosure of Confidential Information.  Accordingly, Executive agrees, except as specifically required in the performance of his duties on behalf of the Company, as compelled by applicable law, or for disclosures by Executive to his spouse and to his personal, legal or financial advisors, Executive will not, while associated with the Company and for so long thereafter as the pertinent information or documentation remains confidential, directly or indirectly use, disclose or disseminate to any other person, organization or entity or otherwise use any of the Company’s Confidential Information and Trade Secrets; further Executive agrees to maintain Company’s Confidential Information and Trade Secrets in strict confidence and to use all commercially reasonable efforts to not allow any unauthorized access to, or disclosure of, the Company’s Confidential Information and Trade Secrets.

(i)

Nothing in this Agreement (i) prohibits Executive from reporting an event that he reasonably and in good faith believes is a violation of law to the relevant law-enforcement agency (including without limitation the Securities and Exchange Commission), and nothing herein requires notice to or approval from the Company before doing so, or (ii)

prohibits Executive from cooperating in an investigation conducted by such law-enforcement agency, including without limitation, by disclosing and testifying truthfully as to relevant information.
(ii)

Executive is also hereby provided notice that under the 2016 Defend Trade Secrets Act: (x) no individual will be held criminally or civilly liable under federal or state trade secret law for the disclosure of a trade secret (as defined in the Economic Espionage Act) that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law, or is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public, and, (y) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.

(c)

Return of Material.  Executive further agrees to deliver to the Company, immediately upon resignation or separation from the Company for any reason, or at any other time the Company so requests, all of the following (other than Executive’s own compensation information and address book, file and other personal information, documents or items that may reside on the Company’s premises, systems or devices which can be removed from any systems/devices only in coordination with the Company’s designated IT professional) that may be in his possession or under his control:

(i)

any and all documents, files, notes, memoranda, databases, computer files and/or other computer programs reflecting any Confidential Information and Trade Secrets whatsoever, or otherwise relating to the Company’s business;

(ii)	lists of the Company’s customers or leads or referrals to prospective customers;
(iii)	any computer equipment, home office equipment, automobile or other business equipment belonging to the Company which Executive may then possess or have under his control; and
(iv)

all product formulations, algorithms, system designs, site maps, information processing methodologies, software, software coding methodologies, website functionality, information security processes, business methods, procedures, devices, machines, equipment, data processing programs, software computer models, research projects, system customizations, program implementation plans and other information and means used by the Company in the conduct of its business and all other confidential information described in (A) – (D) above.

(d)

No Competitive Activity.  Executive acknowledges and agrees that the Company is engaged in a highly competitive business and that by virtue of Executive’s position and responsibilities with the Company and Executive’s access to the Confidential Information and Trade Secrets, engaging in any business which is directly competitive with the Company will cause Company great and irreparable harm.  Therefore, in consideration for the Signing Award referenced in Section 4(h)

above and the potential to receive additional compensation pursuant to Section 7(a) and 7(b) above, Executive further covenants and agrees that at all times
(i)	During his period of employment with the Company, and
(ii)

during the period beginning on the date of termination of his employment (whether such termination is voluntary or involuntary, with Good Reason or without Good Reason, for Justifiable Cause or without Justifiable Cause, or otherwise) and ending on the date that is the later of (A) one (1) year following Executive’s termination from employment, or (B) the expiration of any tolling period extending the one year period in clause (A),

Executive shall not, directly or indirectly, engage in, assist, or have any active interest or involvement - whether as an employee, agent, consultant, creditor, advisor, officer, director, stockholder (excluding holding of less than 3% of the stock of a public company), partner, proprietor or any type of principal whatsoever) or in any other capacity whatsoever, engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, accept any competitive business on behalf of, or have any connection with any business which is competitive with products or services of the Company or any subsidiaries or affiliates, in any geographic area in which the Company or any of its subsidiaries or affiliates are then conducting or proposing to conduct business, including, without limitation, the United States of America and its possessions, Canada and Europe; provided, however, that Executive may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time three percent (3%) of any class of stock or securities of such corporation.  In addition, Executive shall not, during the Non-Competitive Period, directly or indirectly, request or cause any suppliers or customers with whom the Company or any of its subsidiaries or affiliates has a business relationship to cancel or terminate any such business relationship with the Company or any of its subsidiaries or affiliates or otherwise compromise the Company’s good will or solicit, hire (provided Executive shall not be restricted from hiring any person who may have responded to a general solicitation for employees which was not specifically directed at any person Executive is prohibited from soliciting), interfere with or entice from the Company or any of its subsidiaries or affiliates any employee (or former employee who has been separated for less than 12 months) of the Company or any of its subsidiaries or affiliates. For purposes of this provision, a business competitive with the products and services of the Company (or such subsidiaries or affiliates) is limited to a specialty retailer which primarily distributes, sells or markets so-called "big and tall" apparel of any kind for men or which utilizes the "big and tall" retail or wholesale marketing concept as part of its business, or any other business line the Company may enter into in the future and during Executive’s employment.  However, nothing in this Section 8 shall be deemed to prohibit Executive from providing services to or becoming involved with any entity with a division or subsidiary that engages in a business competitive with the products and services of the Company (or any subsidiary or affiliate of the Company), as long as Executive is not the chief executive officer of the entity and/or does not work in that competitive division or subsidiary.  By signing below, Executive acknowledges and agrees that Executive has received sufficient mutually agreed-upon consideration for agreeing to be bound by the obligations in this Section 8, specifically the Signing Award, the access to Company confidential information and the potential to receive salary continuation as severance pay (as set forth in Section 7(a) and 7(b) above) in the event Executive is terminated by the Company without Justifiable Cause, Executive terminates for Good Reason or is terminated by the Company at the end of the Initial Term, after Executive signs the separation and general release acceptable to the Company.  Executive further acknowledges and agrees that the No Competitive Activity restrictions in this Section 8(d) shall apply, unless Executive is terminated without Justifiable Cause or terminates for Good Reason as defined in this Agreement. The Company’s determination as to whether Justifiable Cause exists must be objectively reasonable and based on evidence.

(e)

Non-Solicitation of Customers and Others.  Executive acknowledges and agrees that solely by reason of employment by the Company, Executive has and will come into contact with some, most or all of the Company’s customers and will have access to Confidential Information and Trade Secrets regarding the Company’s customers as set forth in Section 8(a) of this Agreement.  Therefore, Executive covenants and agrees that at all times during the period beginning on the date of termination of his employment (whether such termination is voluntary or involuntary, with Good Reason or without Good Reason, for Justifiable Cause or without Justifiable Cause, or otherwise) and ending one (1) year following his date of termination, Executive shall not directly or indirectly, solicit, contact, do business with, call upon, communicate with any customer, former customer, retailer, supplier, service provider, and/or wholesaler of the Company for the purpose of providing any product or service that was provided (or that was planned to be provided) by the Company at the time of Executive’s separation from employment.  This restriction shall apply to any customer, former customer, retailer, supplier, service provider, and/or wholesaler of the Company in the “big and tall” male apparel industry with whom Executive had contact or about whom Executive obtained Confidential Information or Trade Secrets during the twenty-four (24) months preceding the Executive’s separation from employment with the Company.

(f)

Non-Solicitation of Employees.  Executive acknowledges and agrees that solely as a result of employment with the Company, Executive has and will come into contact with and acquire confidential information regarding some, most, or all of the Company’s employees.  Therefore, Executive covenants and agrees that at all times

(i)	During his period of employment with the Company, and
(ii)

during the period beginning on the date of termination of his employment (whether such termination is voluntary or involuntary, with Good Reason or without Good Reason, for Justifiable Cause or without Justifiable Cause, or otherwise) and ending on the later of (A) one (1) year following his date of termination or (B) the expiration of any tolling period extending the one year period in clause (A),

Executive shall not, either on Executive’s own account or on behalf of any person, firm, or business entity, recruit, solicit, interfere with, or endeavor to cause any employee of the Company with whom Executive came into contact or about whom Executive obtained confidential information, to leave his or her employment with the Company, or to work in a capacity that is competitive with the Company, or to work in a capacity that is similar to the capacity in which the employee was employed by the Company.

(g)

Inventions and Discoveries.  Upon execution of this Agreement and thereafter, Executive shall promptly and fully disclose to the Company, and with all necessary detail for a complete understanding of the same, all existing and future developments, know-how, discoveries, inventions, improvements, concepts, ideas, writings, formulae, processes and Methods (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written during working hours, or otherwise, by Executive (whether or not at the request or upon the suggestion of the Company) during the period of his employment with, or rendering of advisory or consulting services to, the Company or any of its subsidiaries or affiliates, solely or jointly with others, in or relating to any activities of the Company or its subsidiaries or affiliates known to him as a consequence of his employment or the rendering of advisory and consulting services hereunder (collectively the "Subject Matter"). The Company and Executive acknowledge that

Executive has previously authored a book and other published material, and may do so again in the future, and that any such published material authored by Executive does not constitute Subject Matter subject to this Agreement, provided however, that any such published material does not also constitute Confidential Information and Trade Secrets within the meaning of Section 8(a) above.

Except for any previously published material or to be published material authored by Executive, Executive hereby assigns and transfers, and agrees to assign and transfer, to the Company, all his rights, title and interest in and to the Subject Matter, and Executive further agrees to deliver to the Company any and all drawings, notes, specifications and data relating to the Subject Matter, and to execute, acknowledge and deliver all such further papers, including applications for copyrights or patents, as may be necessary to obtain copyrights and patents for any thereof in any and all countries and to vest title thereto to the Company at the Company’s sole expense.  Executive shall assist the Company in obtaining such copyrights or patents during the term of this Agreement, and at any time thereafter on reasonable notice and at mutually convenient times, and Executive agrees to testify in any prosecution or litigation involving any of the Subject Matter; provided, however, after the Employment Term that Executive shall be compensated in a timely manner at the rate of $1,000.00 per day (or portion thereof), plus out-of-pocket expenses incurred in rendering such assistance or giving or preparing to give such testimony if it is required after the termination of this Agreement.

(h)

Non-Disparagement.  Except as otherwise required by law, including providing truthful testimony, including opinion testimony, about the other in any legitimate legal proceeding or investigation (including depositions), each of Executive and the senior executive team of the Company and the Board (the senior executive team of the Company and the Board collectively being the Company’s “Senior Individuals”) covenants and agrees that during the course of Executive’s employment by the Company and at any time thereafter, neither Executive nor the Senior Individuals shall, directly or indirectly, in public or private, willfully deprecate, impugn, disparage, or make any remarks that would tend to or be construed to tend to defame the other, its products or services, or any of its officers, directors, employees, relatives, affiliates or agents; nor shall Executive or the Senior Individuals assist any other person, firm or entity in so doing. For the avoidance of doubt, nothing in this Agreement shall be deemed to limit statements made by Executive in his capacity as a holder of equity interests in the Company with respect to matters of concern related to his equity interests. Nor shall this provision be deemed to limit competitive speech or commercial comparisons regarding services or products by Executive following expiration of the period during which Executive is prohibited from competing with the Company, provided, however, that any such statements made by Executive do not disclose any Confidential Information and Trade secrets within the meaning of Section 8(a) above or any term of this Agreement considered by the Company to be confidential.

(i)

Conflict of Interest.  Executive may not use his position at the Company, or knowledge of any of the Company’s Confidential Information or Trade Secrets, or any of the Company’s assets, for personal gain.  A direct or indirect financial interest, including joint ventures in or with a supplier, vendor, customer or prospective customer without disclosure and written approval from the Board is strictly prohibited.

(j)

Extension of Restrictive Periods.  The restrictive periods set forth in Section 8 of this Agreement shall not expire and shall be tolled during any period in which Executive is in violation of such restrictive periods, and therefore such restrictive period shall be extended for a period equal to the duration of Executive’s violation thereof.

9.	Enforcement of Covenants.
(a)

Termination of Employment and Forfeiture of Compensation.  Executive agrees that in the event he has materially breached any of the covenants set forth in Section 8 above during his employment, the Company shall have the right to terminate his employment for Justifiable Cause, but only if Executive fails to cure such breach within a reasonable period of time following his receipt from the Company of written notice of such breach.  In addition, Executive agrees that if he has materially breached any of the covenants set forth in Section 8 at any time, the Company shall have the right to discontinue any or all remaining benefits payable pursuant to Section 7 above, as applicable, but only if Executive fails to cure such breach within a reasonable period of time following his receipt from the Company of written notice of such breach.  Such termination of employment or discontinuance of benefits shall be in addition to and shall not limit any and all other rights and remedies that the Company may have against Executive and the release set forth in Section 7(a)(iii) shall remain in full force and effect.

(b)

Right to Injunction.  Executive acknowledges and agrees that compliance with the covenants set forth in this Agreement is necessary to protect the business and goodwill of the Company and any breach of the covenants set forth in Section 8 above will cause irreparable damage to the Company with respect to which the Company’s remedy at law for damages will be inadequate.  Therefore, in the event of breach or anticipatory breach of the covenants set forth in this Section 8 by Executive, Executive and the Company agree that the Company shall be entitled to seek the following particular forms of relief, in addition to any remedies otherwise available to it at law or equity and without the need for posting any bond:  (i) injunctions, both preliminary and permanent, enjoining or restraining such breach or anticipatory breach and Executive hereby consents to the issuance thereof forthwith and without bond by any court of competent jurisdiction; and (ii) recovery of all reasonable sums expended and costs, including reasonable attorney’s fees, incurred by the Company to enforce the covenants set forth in Section 8.

(c)

Separability of Covenants.  The covenants contained in Section 8 above constitute a series of separate covenants, one for each applicable State in the United States and the District of Columbia, and one for each applicable foreign country.  If in any judicial proceeding, a court shall hold that any covenant set forth in Section 8 is not permitted by applicable law, then Executive and the Company agree that such provision shall and is hereby reformed to the reasonable time, geographic, or occupational limitations permitted by such laws.  Further, in the event a court shall hold unenforceable any of the separate covenants deemed included herein, then such unenforceable covenant or covenants shall be deemed eliminated from the provisions of this Agreement for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such proceeding.  Executive and the Company further agree that the covenants in Section 8 shall each be construed as a separate agreement independent of any other provisions of this Agreement, and the existence of any claim or Justifiable Cause of action by Executive against the Company whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of the covenants set forth in Section 8.

10.	Withholding of Taxes.

The Company shall withhold from any compensation and benefits payable under this Agreement all applicable federal, state, local, or other taxes.

11.	No Claim Against Assets.

Nothing in this Agreement shall be construed as giving Executive any claim against any specific assets of the Company or as imposing any trustee relationship upon the Company in respect of Executive.  The Company shall not be required to establish a special or separate fund or to segregate any of its assets in order to provide for the satisfaction of its obligations under this Agreement. Executive’s rights under this Agreement shall be limited to those of an unsecured general creditor of the Company and its affiliates.

12.	Representations And Agreements Of Executive

(a)Executive represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder.

(b)Executive represents and warrants that he has never been convicted of a felony and he has not been convicted or incarcerated for a misdemeanor within the five years preceding the Commencement Date, other than a first conviction for drunkenness, simple assault, speeding, minor traffic violations, affray, or disturbance of the peace.

(c)Executive represents and warrants that he has never been a party to any judicial or administrative proceeding that resulted in a judgment, decree, or final order (i) enjoining him from future violations of, or prohibiting any violations of any federal or state securities law, or (ii) finding any violations of any federal or state securities law.

Any breach of any of the above representations and warranties is "Justifiable Cause" for termination under Section 5(c) of this Agreement.

13.	Successors and Assignment.

Except as otherwise provided in this Agreement, this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, representatives, successors and assigns.  The rights and benefits of Executive under this Agreement are personal to him and no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer; provided, however, that nothing in this Section 13 shall preclude Executive from designating a beneficiary or beneficiaries to receive any benefit payable on his death.

14.	Entire Agreement; Amendment.

This Agreement shall supersede any and all existing oral or written agreements, representations, or warranties between Executive and the Company or any of its subsidiaries or affiliated entities relating to the terms of Executive’s employment.  For the avoidance of doubt, the 2016 Plan and forms of award agreement for grants made thereunder and the LTIP attached as Exhibits to this Agreement are not incorporated by reference into this Agreement.  This Agreement may not be amended except by a written agreement signed by both Parties.  Each Party may, in its sole discretion, during the term of Executive’s employment with the Company and thereafter, provide copies of this Agreement (or excerpts of the Agreement) to others, including businesses or entities that may employ, do business with, or consider employing Executive in the future.  Executive further agrees that any subsequent change or changes in his duties, compensation or areas of responsibility shall in no way affect the validity of this Agreement or otherwise render inapplicable any of the provisions of Sections 4(f), 4(g), 8 or 9 of this Agreement, which shall remain in full force and effect except as may be modified by a subsequent written agreement.

Executive understands that he is advised to consult with an attorney before signing this Agreement, and confirms that he has in fact been represented by an attorney throughout the negotiation of and prior to signing this Agreement.

15.	Governing Law.

This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the Commonwealth of Massachusetts, without giving effect to any conflicts or choice of laws rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.  The parties shall attempt to resolve any dispute, controversy or difference that may arise between them through good faith negotiations.  In the event the parties fail to reach resolution of any such dispute within thirty (30) days after entering into negotiations, either party may proceed to institute action in federal court in Boston or in Superior Court in Suffolk or Norfolk County, Commonwealth of Massachusetts, which courts shall have exclusive jurisdiction, and each party consents to the personal jurisdiction of any such state or federal court. Executive agrees and acknowledges that this is a proper and convenient forum and will not raise objections to this venue based on inconvenient forum, improper venue or similar grounds. By signing this Agreement both parties expressly waive their right to a trial by jury in any such actions filed.

16.	Section 409a
(a)

Although the Company does not guarantee the tax treatment of any payments under the Agreement, the intent of the Parties is that the payments and benefits under this Agreement be exempt from, or comply with, Section 409A of the Code and all Treasury Regulations and guidance promulgated thereunder (“Code Section 409A”) and to the maximum extent permitted the Agreement shall be limited, construed and interpreted in accordance with such intent.  In no event whatsoever shall the Company or its affiliates or their respective officers, directors, employees or agents be liable for any additional tax, interest or penalties that may be imposed on Executive by Code Section 409A or damages for failing to comply with Code Section 409A.

(b)

Notwithstanding any other provision of this Agreement to the contrary, to the extent that any reimbursement of expenses constitutes “deferred compensation” under Code Section 409A, such reimbursement shall be provided no later than December 31 of the year following the year in which the expense was incurred.  The amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year.  The amount of any in-kind benefits provided in one year shall not affect the amount of in-kind benefits provided in any other year.

(c)

For purposes of Code Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), the right to receive payments in the form of installment payments shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment shall at all times be considered a separate and distinct payment.  Whenever a payment under this Agreement may be paid within a specified period, the actual date of payment within the specified period shall be within the sole discretion of the Company.

(d)

Notwithstanding any other provision of this Agreement to the contrary, if at the time of Executive’s separation from service (as defined in Code Section 409A), Executive is a “Specified Employee”, then the Company will defer the payment or commencement of any nonqualified deferred compensation subject to Code Section 409A payable upon separation from service (without any reduction in such payments or benefits ultimately paid or provided to Executive) until the date that is six (6) months following separation from service or, if earlier, the earliest other date as is permitted under Code Section 409A (and any amounts that otherwise would have been paid during this deferral period will be paid in a lump sum on the day after the expiration of the six (6) month period or such shorter period, if applicable).  Executive will be a “Specified Employee” for purposes of this Agreement if, on the date of Executive’s separation from service, Executive is an individual who is, under the method of determination adopted by the Company designated as, or within the category of employees deemed to be, a “Specified Employee” within the meaning and in accordance with Treasury Regulation Section 1.409A-1(i).  The Company shall determine in its sole discretion all matters relating to who is a “Specified Employee” and the application of and effects of the change in such determination.

(e)

Notwithstanding anything in this Agreement or elsewhere to the contrary, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that constitute “non-qualified deferred compensation” within the meaning of Code Section 409A upon or following a termination of the Employee’s employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service” and the date of such separation from service shall be the date of termination for purposes of any such payment or benefits.

17.	Limitation on Payments
(a)

In the event that any payments and other benefits provided for in this Agreement or otherwise payable to Executive (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) but for this Section 17, would be subject to the excise tax imposed by Section 4999 of the Code, then any amounts payable under this Agreement or otherwise will be either:

(i)	delivered in full, or
(ii)	delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax under Section 4999 of the Code,
(iii)

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Executive on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.

(b)

If a reduction in severance and other benefits constituting “parachute payments” is necessary so that benefits are delivered to a lesser extent, reduction will occur in the following order: (i) reduction of cash payments; (ii) cancellation of accelerated vesting of equity awards (by cutting back performance-based awards first and then time-based awards, based on reverse order of vesting dates (rather than grant dates)), if applicable; and (iii) reduction of employee benefits.

(c)

Unless the Company and Executive otherwise agree in writing, any determination required under this Section 17 will be made in writing by the Company’s independent public accountants or by such other person or entity to which the parties mutually agree (the “Firm”), whose determination will be conclusive and binding upon Executive and the Company. For purposes of making the calculations required by this Section 17, the Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive will furnish to the Firm such information and documents as the Firm may reasonably request in order to make a determination under this Section. The Company will bear all costs the Firm may incur in connection with any calculations contemplated by this Section 17.
18.	Notices.

Any notice, consent, request or other communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by nationally recognized overnight courier services, by registered or certified mail, return receipt requested, by facsimile or by hand delivery, to those listed below at their following respective addresses or at such other address as each may specify by notice to the others:

To the Company:

Destination XL Group, Inc.

555 Turnpike Street

Canton, MA 02021

Attention: Chair of the Board of Directors

To Executive:

Harvey S. Kanter

At Executive’s current address, as set forth in the payroll records of the Company

19.	Interpretation of 2016 Plan.

For the avoidance of doubt, Executive’s good faith error in judgment in the normal course of business shall not be deemed “activity that is in conflict with or adverse to the interest of the Company or any Subsidiary” as that phrase is used in Section 8(f)(ii) of the 2016 Plan.

20.	Miscellaneous.
(a)

Waiver.  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(b)

Separability.  If any term or provision of this Agreement above is declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such term or provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

(c)	Headings. Section headings are used herein for convenience of reference only and shall not affect the meaning of any provision of this Agreement.
(d)	Rules of Construction. Whenever the context so requires, the use of the singular shall be deemed to include the plural and vice versa.

(e)

Counterparts.  This Agreement may be executed via electronic signature and in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts will together constitute but one Agreement.

(f)

Survival.  Any provision of this Agreement which, by its nature, does or may require complete or partial performance or satisfaction following the termination of this Agreement (including, without limitation, Sections 4(f), 4(g), 6, 7, 8, 9, 15, 17 and 19 hereof), shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year set forth below.

DESTINATION XL GROUP, INC. By: /s/ WILLEM MESDAG Name: Willem Mesdaq Title: Director and Chairman, Compensation Committee Date: February 19, 2019	HARVEY S. KANTER /s/ HARVEY S. KANTER Date: February 19, 2019 Address: 12 Meadow Lane Mercer Island, WA 98040-5340

EXHIBIT A

DESTINATION XL GROUP, INC. 2016 INCENTIVE COMPENSATION PLAN

Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on August 8, 2016.

EXHIBIT B

DESTINATION XL GROUP, INC.

2016 INCENTIVE COMPENSATION PLAN

ASSOCIATE PERFORMANCE SHARE AWARD AGREEMENT

DESTINATION XL GROUP, INC.

2016 INCENTIVE COMPENSATION PLAN

PERFORMANCE SHARE AWARD AGREEMENT

FOR

[NAME]

1.Grant of Performance Shares.  DESTINATION XL GROUP, INC., a Delaware corporation (the “Company”), hereby grants, as of February 19, 2019 (“Date of Grant”), to _______________ (the “Participant”) an award (the “Award”) of ____ performance shares (the “P Shares”) to be settled in shares of the Company’s common stock, $.01 par value per share (the “Shares”), subject to the terms and conditions as set forth herein.  This Performance Share award agreement (the “Agreement”) is issued pursuant to the Company’s 2016 Incentive Compensation Plan (the “2016 Plan”), which is incorporated herein for all purposes.  This Award represents the right to earn up to 100% of the number of P Shares subject to this Award, subject to restrictions, conditions and other terms set forth in this Agreement. The Participant hereby acknowledges receipt of a copy of the 2016 Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.  Unless otherwise provided herein, terms used herein that are defined in the 2016 Plan and not defined herein shall have the meanings attributed thereto in the 2016 Plan.

2.Terms and Condition of the Award.

(a)Earned Shares. The P Shares shall vest, if at all, in installments upon the achievement of the Average Share Price of a Company Share as set forth in the table below (each a “Vesting Date”), provided that the Vesting Date occurs no later than the fourth anniversary of the Date of Grant (the “Fourth Anniversary”) and the Participant remains in Continuous Service through the Vesting Date (except as otherwise provided in Section 2(b)(i) below).  If the Average Share Price on the Fourth Anniversary has not equaled or exceeded one or more of the performance levels set forth in the table below, the portion of the Award which has not yet vested shall expire and be forfeited without payment of any additional consideration, effective as of the Fourth Anniversary.  Subject to the forgoing, the number of P Shares that vest under the Agreement (the “Earned P Shares”), if any, shall be determined in accordance with the following schedule (the “Vesting Schedule”):

When the Average Share Price is:	Vesting of P Shares:
$4.00	33 1/3% of the P Shares vest
$6.00	An additional 33 1/3 % of the P Shares vest
$8.00	The remaining P Shares vest

Notwithstanding the foregoing, in the event the P Shares vest in whole or in part prior to the one-year anniversary of the Date of Grant (the “First Anniversary”) pursuant to the foregoing, such P Shares shall not vest until the First Anniversary, subject to the Participant’s Continuous Service through the First Anniversary.

For purposes of this Section 2(a), the term “Average Share Price” means the value of a Share calculated based on the trailing 90-day volume-weighted average closing price.

The determination of the number of Earned P Shares, if any, shall be determined by the Committee in its sole discretion in accordance with the terms of this Agreement.

(b)	Vesting Upon Termination/Special Rule in the Case of a Change in Control.
(i)

Notwithstanding Section 2(a), P Shares subject to this Agreement that are not vested as of the Participant’s termination of Continuous Service shall be deemed to be earned and shall vest, in full or in part, as follows: If within thirty (30) days following the Participant’s termination of Continuous Service, but in no event later than the Fourth Anniversary (the “Post-Termination Period”), there are any unvested P Shares that would have become vested pursuant to the Agreement during the Post-Termination Period (based on the Average Share Price calculated in accordance with this Agreement) had the Participant’s Continuous Service not terminated, such P Shares shall vest at the end of the Post-Termination Period in accordance with the Vesting Schedule based on (X) the highest level of achievement of the Average Share Price during the Post-Termination Period or (Y) the CIC Share Price (as defined below) in the event a Change in Control occurs during the Post-Termination Period, if greater, but only in the event of the Participant’s (A) termination by the Company or any Related Entity without Justifiable Cause, (B) death or termination by the Company due to Disability or (C) termination for Good Reason, in each case after the First Anniversary and prior to the Fourth Anniversary.

(ii)

Notwithstanding the determination of the Average Share Price in Section 2(a), in the event of a Change in Control prior to the Fourth Anniversary and while the Participant is in Continuous Service with the Company or a Related Entity, if and to the extent the value of a Share as of the date of the Change in Control, determined by the Company in a manner consistent with the methodology used in Section 10(a) of the 2016 Plan (“CIC Share Price”), equals or exceeds one or more of the Average Share Price vesting thresholds described in the Vesting Schedule in Section 2(a) as of the date of the Change in Control, any then outstanding P Shares that were not vested or forfeited pursuant to Section 3 prior to the Change in Control shall vest as of the date of the Change in Control to the same extent as if the Average Share Price for such vesting threshold had been achieved as of the Change in Control.

3.Calculation and Forfeiture Provisions.  The final determination of the number of P Shares that vest pursuant to Section 2, if any, shall be determined by the Committee in its sole discretion in accordance with the terms of this Agreement.  Any P Shares that are not vested, and that do not become vested pursuant to Section 2, shall be forfeited upon termination of Continuous Service (subject to the Participant’s right to become vested during the Post-Termination Period in Section 2(b)(i)) or on the Fourth Anniversary, if earlier, without any payment to the Participant.  The Committee shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the Participant’s forfeiture of P Shares pursuant to this Section 3.

4.Settlement of the Vested P Shares.  The Company shall deliver to the Participant, or in the event of the Participant’s death, to the Beneficiary or Beneficiaries designated by the Participant, or if the Participant has not so designated any Beneficiary(ies), or no Beneficiary survives the Participant, to the personal representative of the Participant’s estate, on the Delivery Date certificates (or other indicia of ownership) representing Shares (or other consideration as permitted under the 2016 Plan) corresponding to the number of P Shares that vest pursuant to Section 2. For purposes of this Section 4, the “Delivery Date” shall be a date promptly after any P Shares vest pursuant to Section 2, and no later than thirty (30) days after such P Shares vest (or within five business days (i) following a Change in Control in the event vesting occurs pursuant to Section 2(b)(ii), or (ii) following the end of the Post-Termination Period if vesting occurs pursuant to Section 2(b)(i) and there was a Change in Control during the Post-Termination Period).  Notwithstanding any other provision of this Agreement to the contrary, if the Participant makes an election within thirty (30) days following the Date of Grant to have settlement of any vested P Shares made on a date later than the Delivery Date on the P Share Deferral Election Form attached hereto, settlement shall be made at the time provided in the P Share Deferral Election Form.

5.Rights with Respect to P Shares.

(a)No Rights as Shareholder Until Delivery.  Except as otherwise provided in this Section 5, the Participant shall not have any rights, benefits or entitlements with respect to the Shares corresponding to the P Shares unless and until those Shares are delivered to the Participant (and thus shall have no voting rights, or rights to receive any dividend declared, before those Shares are so delivered).  On or after delivery, the Participant shall have, with respect to the Shares delivered, all of the rights of a holder of Shares granted pursuant to the articles of incorporation and other governing instruments of the Company, or as otherwise available at law.

(b)Adjustments to Shares.  This Award shall be subject to the adjustments provided for in Section 11(c) of the 2016 Plan.

(c)No Restriction on Certain Transactions.  Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of the Award hereunder, shall not affect in any manner the right, power or authority of the Company or any Related Entity to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's or any Related Entity’s capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company or any Related Entity; (iii) any offer, issue or sale by the Company or any Related Entity of any capital stock of the Company or any Related Entity, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Shares represented by the P Shares and/or that would include, have or possess other rights, benefits and/or preferences superior to those that such Shares includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company or any Related Entity; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company or any Related Entity; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

6.Transferability.  The P Shares are not transferable unless and until the Shares have been delivered to the Participant in settlement of the P Shares in accordance with this Agreement, otherwise than by will or under the applicable laws of descent and distribution, except that the P Shares may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, but only if and to the extent such transfers are permitted by the Committee (subject to any terms and conditions which the Committee may impose thereon), are by gift or pursuant to a domestic relations order, are to a “Permitted Assignee” that is a permissible transferee under the Securities and Exchange Commission for registration of shares of stock on a Form S-8 Registration Statement under the Securities Act of 1933, as amended (or any successor or, at the sole discretion of the Committee, other registration statement pursuant to which Awards, Shares, rights or interests under the 2016 Plan are then registered under such Act), if applicable. A Beneficiary, transferee, executor, administrator, heir, successor and assign of the Participant or any other person claiming any rights with respect to the P Shares shall be subject to all terms and conditions of the 2016 Plan and this Agreement, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.   Except as otherwise permitted pursuant to the first sentence of this Section, any attempt to effect a Transfer of any P Shares prior to the date on which the Shares have been delivered to the Participant in settlement of the P Shares shall be void ab initio.  For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

7.Tax Matters.

(a)Withholding.  As a condition to the Company’s obligations with respect to the P Shares (including, without limitation, any obligation to deliver any Shares) hereunder, the Participant shall make arrangements satisfactory to the Company to pay to the Company any federal, state, local or foreign taxes of any kind required to be withheld with respect to the delivery of Shares corresponding to such P Shares.  If the Participant shall fail to make the tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including the withholding of any Shares that otherwise would be delivered to Participant under this Agreement) otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to such Shares.

(b)Satisfaction of Withholding Requirements.  The Participant may satisfy the withholding requirements with respect to the P Shares pursuant to any one or combination of the following methods:

(i)	payment in cash; or
(ii)	payment by the withholding of Shares that otherwise would be deliverable to the Participant pursuant to this Agreement.

(c)Participant’s Responsibilities for Tax Consequences.  The tax consequences to the Participant (including without limitation federal, state, local and foreign income tax consequences) with respect to the P Shares (including without limitation the grant, vesting and/or delivery thereof)

are the sole responsibility of the Participant.  The Participant shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters and the Participant’s filing, withholding and payment (or tax liability) obligations.

8.Amendment, Modification & Assignment. This Agreement may only be modified or amended in a writing signed by the parties hereto.  No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement.  Unless otherwise consented to in writing by the Company, in its sole discretion, this Agreement (and Participant’s rights hereunder) may not be assigned, and the obligations of Participant hereunder may not be delegated, in whole or in part.  The rights and obligations created hereunder shall be binding on the Participant and his heirs and legal representatives and on the successors and assigns of the Company.

9.Complete Agreement.  This Agreement (together with the 2016 Plan) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

10.Miscellaneous.

(a)

No Right to (Continued) Employment or Service.  This Agreement and the grant of P Shares hereunder shall not confer, or be construed to confer, upon the Participant any right to employment or service, or continued employment or service, with the Company or any Related Entity.

(b)

No Limit on Other Compensation Arrangements.  Nothing contained in this Agreement shall preclude the Company or any Related Entity from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

(c)

Severability.  If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of P Shares hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

(d)

No Trust or Fund Created.   Neither this Agreement nor the grant of P Shares hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Related Entity and the Participant or any other person.  To the extent that the Participant or any other person acquires a right to receive payments from the Company or any Related

Entity pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.
(e)

Law Governing.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (without reference to the conflict of laws rules or principles thereof).

(f)

Interpretation / Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the 2016 Plan, including, without limitation, any future amendment provisions thereof, and to such rules, regulations and interpretations relating to the 2016 Plan adopted by the Committee as may be in effect from time to time. Except as otherwise provided below, if and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the 2016 Plan, the 2016 Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement is subject to Section 11(f) of the Plan which requires, in part, that without the consent of the Participant, the Award granted pursuant to this Agreement may not be amended or altered in a way that materially and adversely affects the Participant and any future amendment of the 2016 Plan shall not impact this provision as it relates to the Award.  The Participant accepts this Agreement subject to all of the terms and provisions of the 2016 Plan and this Agreement.  The undersigned Participant hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the 2016 Plan and this Agreement, unless shown to have been made in an arbitrary and capricious manner. Notwithstanding anything to the contrary in the 2016 Plan, it is hereby acknowledged that the references in Sections 7(a) and 8(c) of the 2016 Plan to Section 11(e) of the 2016 Plan are intended to refer instead to Section 11(f) of the 2016 Plan (and will be interpreted as references to Section 11(f) of the 2016 Plan for purposes of this Agreement, and for purposes of the 2016 Plan in connection with this Agreement).  For the avoidance of doubt, Executive’s good faith error in judgment in the normal course of business shall not be deemed “activity that is in conflict with or adverse to the interest of the Company or any Subsidiary” as that phrase is used in Section 8(f)(ii) of the 2016 Plan.

(g)

Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference.  Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

(h)

Notices.  Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 555 Turnpike Street, Canton, MA 02021, or if the Company should move its principal office, to such principal office, and, in the case of the Participant, to the Participant’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

(i)

Section 409A.  It is the intention of both the Company and the Participant that the benefits and rights to which the Participant could be entitled pursuant to this Agreement qualify for the short-term deferral exemption under Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”) or comply with Section 409A, and the provisions of this Agreement shall be construed in a manner consistent with that intention.  Notwithstanding the foregoing, the Company does not make any representation to the Participant that the shares of P Shares awarded pursuant to this Agreement are exempt from, or satisfy, the requirements of Section 409A, or that any other payments made under this Agreement are exempt from or comply with Section 409A and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any such tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.  For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), the right to receive payments in the form of multiple payments shall be treated as a right to receive a series of separate payments and, accordingly, each payment shall at all times be considered a separate and distinct payment.  No election to defer settlement of any P Shares beyond the Delivery Date shall be effective unless such election complies with the requirements of Section 409A.

(j)

Non-Waiver of Breach.  The waiver by any party hereto of the other party's prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

(k)	Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of _______________________, 20______.

COMPANY:
DESTINATION XL GROUP, INC., a Delaware corporation

By:
Name:
Title:	Director and Chairman, Compensation Committee

The Participant acknowledges receipt of a copy of the 2016 Plan and represents that he or she has reviewed the provisions of the 2016 Plan and this Agreement in their entirety and is familiar with and understands their terms and provisions, and hereby accepts this Agreement subject to all of the terms and provisions of the 2016 Plan and the Agreement.  The Participant further represents that he or she has had an opportunity to obtain the advice of counsel prior to executing this Agreement.

Dated:	PARTICIPANT:
By:
[ ]
4833-4985-6904, v. 5

P SHARE DEFERRAL ELECTION FORM

I, ____________________, hereby elect to defer the settlement date of the P Shares granted to me pursuant to the Performance Share Award Agreement, dated February 19, 2019 (“Agreement”), subject to the terms of the DESTINATION XL GROUP, INC.’s (the “Company”) 2016 Incentive Compensation Plan (“Plan”) and this P Share Deferral Election Form (“Election”):

1.P Shares to which Election Applies:  I elect to defer settlement of ___% of each level of achievement in the Vesting Schedule or for the particular level of achievement (complete as applicable:$4.00 ____%; $6.00 ____%; $8.00 ____%) of the P Shares that become vested P Shares pursuant to the terms of the Agreement (the “Deferred P Shares”).

2.Settlement Date: Subject to the terms of the Agreement and the Plan, I will receive settlement of my Deferred P Shares within forty-five (45) days, or such later date as may be required by applicable law, of the earliest of the events I have elected below (as applicable, the “Settlement Date”) (check all that you would like to apply):

☐

I elect a Settlement Date for the Deferred P Shares on                      (you must select a date no earlier than four years from the Date of Grant of the P Shares. If you elect a Settlement Date prior to such date, all vested P Shares will be settled on the Delivery Date as provided in the Agreement.)

☐	The date of my “separation from service” as defined under Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (“Section 409A”).

☐	The date of a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (within the meaning of Section 409A).

☐	The date of my death.

Notwithstanding the foregoing, if I separate from service prior to the Settlement Date selected above, the applicable Settlement Date shall be deemed to be my separation from service.

Notwithstanding the foregoing, if the Settlement Date is as a result of my separation from service, as determined by the Company, other than due to my death, and I am a “specified employee” within the meaning of Section 409A at the time of such separation from service, then my Deferred P Shares will not be settled until the date six (6) months and one (1) day following the date of separation from service, unless I die following my separation from service, in which case, such Deferred P Shares will be settled as soon as practicable following my death.

3.Change of Settlement Date. I understand that I may make, with the consent of the Company, a subsequent election to further defer settlement of my Deferred P Shares, and that such an election must be made at least one (1) year prior to my originally selected Settlement Date and

I further understand that my newly elected Settlement Date must be at least five (5) years after the date of the originally selected Settlement Date. I further understand that the ability to make such a subsequent deferral election may not be available to me in the future if the Company changes its administration policies to reflect any changes to applicable law governing deferred compensation.

4. Filing of Election. This Election must be filed with the Company no later than March ________________, 2019.   (30 calendar days following the Date of Grant)

5.Irrevocability of Election. This Election will become irrevocable as of the date it is executed.

6.Award is Unfunded. I understand that the Company has not formally funded my award and that I am considered a general unsecured creditor of the Company with respect to my rights under the award.

7.Taxes. I understand and acknowledge that current tax law provides that amounts deferred will be taxable as ordinary income in the year paid. I, however, agree and acknowledge that I may be subject to employment taxes on the original vesting date(s). If the Committee determines that the Company is required to withhold for any taxes, including, but not limited to, income or employment taxes, prior to the date of deferred payout, I agree that, if I do not make other arrangements that are satisfactory to the Committee, in its sole discretion, the Company may withhold from other compensation due to me, including, but not limited to, salary. I understand that, upon receipt of deferred payouts, I may owe taxes both (a) to the state where I resided at the time of making this election and, if different, (b) to the state where I reside when I receive a deferred payout and the payment of such taxes shall be my sole responsibility.

8.Section 409A. It is the intent of this Election to comply with the requirements of Section 409A so that none of the Deferred P Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply.

9.Subject to Plan. This Election is in all respects subject to the terms and conditions of the Plan and the Agreement. Should any inconsistency exist between this Election, the Plan, the Agreement, and/or any applicable law, then the provisions of either the applicable law or the Plan will control, with the Plan subordinated to the applicable law and the Agreement subordinated to this Election.

Signature:_________________________________

Dated:____________________________________

Accepted by the Company:___________________

Dated:___________________________________

4833-4985-6904, v. 5

EXHIBIT C

DESTINATION XL GROUP, INC.

2016 INCENTIVE COMPENSATION PLAN

ASSOCIATE RESTRICTED STOCK UNIT AWARD AGREEMENT

DESTINATION XL GROUP, INC.

2016 INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

FOR

[NAME]

1.Grant of Restricted Stock Units.  DESTINATION XL GROUP, INC., a Delaware corporation (the “Company”), hereby grants, as of February 19, 2019 (“Date of Grant”), to _______________ (the “Participant”) an award (the “Award”) of ____ restricted stock units (the “RSUs”) to be settled in shares of the Company’s common stock, $.01 par value per share, subject to the terms and conditions as set forth herein.  This RSU award agreement (the “Agreement”) is issued pursuant to the Company’s 2016 Incentive Compensation Plan (the “2016 Plan”), which is incorporated herein for all purposes. The Participant hereby acknowledges receipt of a copy of the 2016 Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.  Unless otherwise provided herein, terms used herein that are defined in the 2016 Plan and not defined herein shall have the meanings attributed thereto in the 2016 Plan.

2.	Vesting of RSUs.

(a)General Vesting.  The RSUs shall become vested in the following amounts (each a “Tranche”), at the following times and upon the following conditions, provided that the Continuous Service of the Participant continues through and on the applicable “Vesting Date” below:

Number of RSUs	Vesting Date
Xx	4/1/2020
Xx	4/1/2021
Xx	4/1/2022
Xx	4/1/2023

There shall be no proportionate or partial vesting of RSUs in or during the months, days or periods prior to the applicable Vesting Date, and except as otherwise provided in Section 2(b) hereof, all vesting of RSUs shall occur only on the applicable Vesting Date and any RSUs that are not and do not become Vested RSUs pursuant to Section 2(a) of this Agreement shall be forfeited as of the date of the Participant’s termination of employment for any reason.

(b)Acceleration of Vesting Upon Termination.  Notwithstanding Section 2(a), any unvested Tranche of RSUs subject to this Agreement shall vest as follows:

(i)

Upon termination of Continuous Service, on a Prorated Basis, in the event of a termination by the Company or any Related Entity without Justifiable Cause or by the Participant for Good Reason, provided that for purposes of Section 2(b)(i), a “Prorated Basis” means (A) for any Tranche that is scheduled to vest on the Vesting Date next following the date of termination, the number of RSUs in such Tranche multiplied by the following fraction: the number of days the Participant worked during the one year period immediately prior to the Vesting Date of such Tranche divided by 365, and (B) for any Tranche that is not scheduled to vest on the Vesting Date next following the date of termination, none of the RSUs in such Tranche(s), or
(ii)

Upon termination of Continuous Service, in full, in the event of (A) a termination by the Company or any Related Entity without Justifiable Cause, (B) termination by the Participant for Good Reason, or (C) death or termination by the Company for Disability, if such termination event occurs within the 18-month period immediately following a Change in Control.

Additionally, in the event the Participant becomes partially vested and forfeits RSUs pursuant to Section 2(b)(i) and a Change in Control occurs within the 6-month period immediately following the termination by the Company without Justifiable Cause or by the Participant for Good Reason, the Participant shall be paid an amount equal to the value of the RSUs that were forfeited upon his termination (including the value of any Dividend Equivalents that would have been awarded through the date of the Change in Control if the Participant had remained in Continuous Service through the date of the Change in Control), if any, calculated on the date immediately prior to the Change in Control and such payment, less lawful withholdings, shall be made in cash on the first payroll date following the six-month anniversary of the date of termination.

(c)	Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:
(i)

“Delivery Date” means any date occurring as promptly as practical (but in no event more than 30 days) following the date on which the RSUs become Vested RSUs pursuant to Section 2, provided that in the event the RSUs otherwise vest pursuant to Section 6 of the 2016 Plan, the Delivery Date shall be within five (5) days following the vesting date.

(ii)	“Non-Vested RSUs” means any portion of the RSUs subject to this Agreement that has not become vested pursuant to this Section 2 or Section 6 of the 2016 Plan.
(iii)	“Vested RSUs” means any portion of the RSUs subject to this Agreement that is and has become vested pursuant to this Section 2 or Section 6 of the 2016 Plan.
(d)

Additional Forfeiture Provisions.  Any RSUs that are not Vested RSUs, and that do not become Vested RSUs pursuant to Section 2(b) as a result of the Participant’s termination of Continuous Service for any reason or any RSUs that are not Vested RSUs and that do not otherwise become Vested RSUs pursuant to Section 6 of the 2016 Plan, shall be forfeited immediately upon such termination of Continuous Service without any payment to the Participant.  The Committee shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the Participant’s forfeiture of Non-Vested RSUs pursuant to this Section 2.

3.Settlement of the Vested RSUs.  The Company shall deliver to the Participant, or in the event of the Participant’s death, to the Beneficiary or Beneficiaries designated by the Participant,

or if the Participant has not so designated any Beneficiary(ies), or no Beneficiary survives the Participant, to the personal representative of the Participant’s estate, on the Delivery Date certificates (or other indicia of ownership) representing Shares (or other consideration as permitted under the 2016 Plan) corresponding to the number of Vested RSUs. Notwithstanding any other provision of this Agreement to the contrary, if the Participant makes an election within thirty (30) days following the Date of Grant to have settlement of any Vested RSUs (including any corresponding dividend equivalents) made on a date later than the Delivery Date on the Restricted Stock Unit Deferral Election Form attached hereto, settlement shall be made at the time provided in the Restricted Stock Unit Deferral Election Form.

4.Rights with Respect to RSUs.

(a)No Rights as Shareholder Until Delivery.  Except as otherwise provided in this Section 4, the Participant shall not have any rights, benefits or entitlements with respect to the Shares corresponding to the RSUs unless and until those Shares are delivered to the Participant (and thus shall have no voting rights, or rights to receive any dividend declared, before those Shares are so delivered).  On or after delivery, the Participant shall have, with respect to the Shares delivered, all of the rights of a holder of Shares granted pursuant to the articles of incorporation and other governing instruments of the Company, or as otherwise available at law.

(b)Adjustments to Shares.  This Award shall be subject to the adjustments provided for in Section 11(c) of the 2016 Plan.

(c)No Restriction on Certain Transactions.  Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding RSUs awarded hereunder, shall not affect in any manner the right, power or authority of the Company or any Related Entity to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's or any Related Entity’s capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company or any Related Entity; (iii) any offer, issue or sale by the Company or any Related Entity of any capital stock of the Company or any Related Entity, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Shares represented by the RSUs and/or that would include, have or possess other rights, benefits and/or preferences superior to those that such Shares includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company or any Related Entity; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company or any Related Entity; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

(d)Dividend Equivalents.   With respect to any RSUs that have not been settled or been forfeited, provided that the Participant’s Continuous Service has not terminated prior to the dividend record date, the Participant shall have the right to receive distributions (the “Dividend Equivalents”) from the Company equal to any dividends or other distributions that would have been distributed to the Participant if each of the outstanding RSUs instead was an issued and outstanding Share owned by the Participant.  The number of RSUs awarded for a cash dividend or non-cash dividend other than a stock dividend shall be determined by (i) multiplying the number of outstanding RSUs held by the Participant pursuant to this Agreement as of the dividend record date by the amount of the dividend per Share and (ii) dividing the product so determined by the Fair Market Value of a Share on the dividend payment date. The number of RSUs awarded for a stock dividend shall be determined by multiplying the number of outstanding RSUs held by the Participant pursuant to this Agreement as of the dividend record date by the number of additional Shares actually paid as a dividend per Share. Any additional RSUs awarded pursuant to this Section 4(d) shall be awarded effective the date the dividend was paid, and shall have the same status, and shall be subject to the same terms and conditions (including without limitation the vesting and forfeiture provisions), under this Agreement as the RSUs to which they relate, and shall be distributed, reduced by any applicable withholding taxes, on the same Delivery Date as the RSUs to which they relate (or if later, as of the applicable dividend payment date).  Each Dividend Equivalent shall be treated as a separate payment for purposes of Section 409A (as defined in Section 10(i)).

5.Transferability.  The RSUs are not transferable unless and until the Shares have been delivered to the Participant in settlement of the RSUs in accordance with this Agreement, otherwise than by will or under the applicable laws of descent and distribution, except that the RSUs may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, but only if and to the extent such transfers are permitted by the Committee (subject to any terms and conditions which the Committee may impose thereon), are by gift or pursuant to a domestic relations order, are to a “Permitted Assignee” that is a permissible transferee under the Securities and Exchange Commission for registration of shares of stock on a Form S-8 Registration Statement under the Securities Act of 1933, as amended (or any successor or, at the sole discretion of the Committee, other registration statement pursuant to which Awards, Shares, rights or interests under the 2016 Plan are then registered under such Act), if applicable. A Beneficiary, transferee, executor, administrator, heir, successor and assign of the Participant or any other person claiming any rights with respect to the RSUs shall be subject to all terms and conditions of the 2016 Plan and this Agreement, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.   Except as otherwise permitted pursuant to the first sentence of this Section, any attempt to effect a Transfer of any RSUs prior to the date on which the Shares have been delivered to the Participant in settlement of the RSUs shall be void ab initio.  For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

6.Tax Matters.

(a)Withholding.  As a condition to the Company’s obligations with respect to the RSUs (including, without limitation, any obligation to deliver any Shares) hereunder, the Participant shall make arrangements satisfactory to the Company to pay to the Company any federal, state, local or foreign taxes of any kind required to be withheld with respect to the delivery of Shares corresponding to such RSUs.  If the Participant shall fail to make the tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including the withholding of any Shares that otherwise would be delivered to Participant under this Agreement) otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to such Shares.

(b)Satisfaction of Withholding Requirements.  The Participant may satisfy the withholding requirements with respect to the RSUs pursuant to any one or combination of the following methods:

(i)	payment in cash; or
(ii)	payment by the withholding of Shares that otherwise would be deliverable to the Participant pursuant to this Agreement.
(iii)

Participant’s Responsibilities for Tax Consequences.  The tax consequences to the Participant (including without limitation federal, state, local and foreign income tax consequences) with respect to the RSUs (including without limitation the grant, vesting and/or delivery thereof) are the sole responsibility of the Participant.  The Participant shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters and the Participant’s filing, withholding and payment (or tax liability) obligations.

7.Amendment, Modification & Assignment. This Agreement may only be modified or amended in a writing signed by the parties hereto.  No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement.  Unless otherwise consented to in writing by the Company, in its sole discretion, this Agreement (and Participant’s rights hereunder) may not be assigned, and the obligations of Participant hereunder may not be delegated, in whole or in part.  The rights and obligations created hereunder shall be binding on the Participant and his heirs and legal representatives and on the successors and assigns of the Company.

8.Complete Agreement.  This Agreement (together with the 2016 Plan) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

9.Miscellaneous.

(a)

No Right to (Continued) Employment or Service.  This Agreement and the grant of RSUs hereunder shall not confer, or be construed to confer, upon the Participant any right to employment or service, or continued employment or service, with the Company or any Related Entity.

(b)

No Limit on Other Compensation Arrangements.  Nothing contained in this Agreement shall preclude the Company or any Related Entity from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

(c)

Severability.  If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of RSUs hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

(d)

No Trust or Fund Created.  Neither this Agreement nor the grant of RSUs hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Related Entity and the Participant or any other person.  To the extent that the Participant or any other person acquires a right to receive payments from the Company or any Related Entity pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e)

Law Governing.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (without reference to the conflict of laws rules or principles thereof).

(f)

Interpretation / Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the 2016 Plan, including, without limitation, any future amendment provisions thereof, and to such rules, regulations and interpretations relating to the 2016 Plan adopted by the Committee as may be in effect from time to time. Except as otherwise provided below, if and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the 2016 Plan, the 2016 Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement is subject to Section 11(f) of the Plan which requires, in part, that without the consent of the Participant, the Award granted pursuant to this Agreement may not be amended or altered in a way that materially and adversely affects the Participant and any future amendment of the 2016 Plan shall not impact this provision as it relates to the Award.  The Participant accepts this Agreement subject to all of the terms and provisions of the 2016 Plan and this Agreement.  The undersigned Participant hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the 2016 Plan and this Agreement, unless shown to have been made in an arbitrary and capricious manner. Notwithstanding anything to the contrary in the 2016 Plan, it is hereby acknowledged that the references in Sections 7(a) and 8(c) of the 2016 Plan to Section 11(e) of the 2016 Plan are intended to refer instead to Section 11(f) of the 2016 Plan (and will be interpreted as references to Section 11(f) of the 2016 Plan) for purposes of this Agreement, and for purposes of the 2016 Plan in connection with this Agreement. For the avoidance of doubt, Executive’s good faith error in judgment in the normal course of business shall not be deemed “activity that is in conflict with or adverse to the interest of the Company or any Subsidiary” as that phrase is used in Section 8(f)(ii) of the 2016 Plan.

(g)

Headings Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference.  Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

(h)	Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 555 Turnpike Street, Canton, MA 02021, or if the Company should move its principal office, to such principal office, and, in the case of the Participant, to the Participant’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

(i)

Section 409A.  It is the intention of both the Company and the Participant that the benefits and rights to which the Participant could be entitled pursuant to this Agreement qualify for the short-term deferral exemption under Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”), or comply with Section 409A and the provisions of this Agreement shall be construed in a manner consistent with that intention.  Notwithstanding the foregoing, the Company does not make any representation to the Participant that the shares of RSUs awarded pursuant to this Agreement are exempt from, or satisfy, the requirements of Section 409A or that any other payments made under this Agreement are exempt from or comply with Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for  any such tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A. For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), the right to receive payments in the form of multiple payments shall be treated as a right to receive a series of separate payments and, accordingly, each payment shall at all times be considered a separate and distinct payment. No election to defer settlement of any RSUs beyond the Delivery Date shall be effective unless such election complies with the requirements of Section 409A.

(j)

Non-Waiver of Breach.  The waiver by any party hereto of the other party's prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

(k)	Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of February 19, 2019.

COMPANY:
DESTINATION XL GROUP, INC., a Delaware corporation

By:
Name:
Title:	Director and Chairman, Compensation Committee

The Participant acknowledges receipt of a copy of the 2016 Plan and represents that he or she has reviewed the provisions of the 2016 Plan and this Agreement in their entirety and is familiar with and understands their terms and provisions, and hereby accepts this Agreement subject to all of the terms and provisions of the 2016 Plan and the Agreement.  The Participant further represents that he or she has had an opportunity to obtain the advice of counsel prior to executing this Agreement.

Dated:	PARTICIPANT:
By:
[ ]

RESTRICTED STOCK UNIT AWARD

DEFERRAL ELECTION FORM

I, ____________________, hereby elect to defer the settlement date of the RSUs (including any corresponding dividend equivalents) granted to me pursuant to the Restricted Stock Unit Award Agreement, dated February __, 2019 (“Agreement”), subject to the terms of the DESTINATION XL GROUP, INC.’s (the “Company”) 2016 Incentive Compensation Plan (“2016 Plan”) and this Restricted Stock Unit Award Election Form (“Election”):

1.RSUs to which Election Applies:  I elect to defer settlement of ___% of each Tranche or each separate Tranche identified by year of vesting (i.e., 2020 ____%; 2021 ____%; 2022 ____%; 2023 ____%) of the RSUs (including any corresponding dividend equivalents) that become vested RSUs pursuant to the terms of the Agreement (the “Deferred RSUs”).

2.Settlement Date: Subject to the terms of the Agreement and the Plan, I will receive settlement of my Deferred RSUs (including any corresponding dividend equivalents) within thirty (30) days, or such later date as may be required by applicable law, of the earliest of the events I have elected below (as applicable, the “Settlement Date”) (check all that you would like to apply):

☐

I elect a Settlement Date for the Deferred RSUs on ________________ (you must select a date no earlier than four years from the Date of Grant of the RSUs. If you elect a Settlement Date prior to such date, all vested RSUs will be settled on the applicable Delivery Date as provided in the Agreement.)

☐	The date of my “separation from service” as defined under Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (“Section 409A”).

☐	The date of a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (within the meaning of Section 409A).

☐	The date of my death.

Notwithstanding the foregoing, if I separate from service prior to the Settlement Date selected above, the applicable Settlement Date shall be deemed to be my separation from service.

Notwithstanding the foregoing, if the Settlement Date is as a result of my separation from service, as determined by the Company, other than due to my death, and I am a “specified employee” within the meaning of Section 409A at the time of such separation from service, then my Deferred RSUs will not be settled until the date six (6) months and one (1) day following the date of separation from service, unless I die following my separation from service, in which case, such Deferred RSUs will be settled as soon as practicable following my death.

3.Change of Settlement Date. I understand that I may make, with the consent of the Company, a subsequent election to further defer settlement of my Deferred RSUs, and that such an election must be made at least one (1) year prior to my originally selected Settlement Date and I further understand that my newly elected Settlement Date must be at least five (5) years after the date of the originally selected Settlement Date. I further understand that the ability to make such a subsequent deferral election may not be available to me in the future if the Company changes its administration policies to reflect any changes to applicable law governing deferred compensation.

4. Filing of Election. This Election must be filed with the Company no later than March ________________, 2019 (30 calendar days following the Date of Grant).

5.Irrevocability of Election. This Election will become irrevocable as of the date it is executed.

6.Award is Unfunded. I understand that the Company has not formally funded my award and that I am considered a general unsecured creditor of the Company with respect to my rights under the award.

7.Taxes. I understand and acknowledge that current tax law provides that amounts deferred will be taxable as ordinary income in the year paid. I, however, agree and acknowledge that I may be subject to employment taxes on the original vesting date(s). If the Committee determines that the Company is required to withhold for any taxes, including, but not limited to, income or employment taxes, prior to the date of deferred payout, I agree that, if I do not make other arrangements that are satisfactory to the Committee, in its sole discretion, the Company may withhold from other compensation due to me, including, but not limited to, salary. I understand that, upon receipt of deferred payouts, I may owe taxes both (a) to the state where I resided at the time of making this election and, if different, (b) to the state where I reside when I receive a deferred payout and the payment of such taxes shall be my sole responsibility.

8.Section 409A. It is the intent of this Election to comply with the requirements of Section 409A so that none of the Deferred RSUs issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply.

9.Subject to 2016 Plan. This Election is in all respects subject to the terms and conditions of the 2016 Plan and this Agreement. Should any inconsistency exist between this Election, the 2016 Plan, the Agreement, and/or any applicable law, then the provisions of either the applicable law or the 2016 Plan will control, with the 2016 Plan subordinated to the applicable law and the Agreement subordinated to this Election.

Signature:_________________________________

Dated:____________________________________

Accepted by the Company:___________________

Dated:___________________________________

4826-5297-2679, v. 5

EXHIBIT D

First Amendment to Second Amended and Restated Long-Term Incentive Plan

Previously filed as Exhibit 10.1 on the Company Quarterly Report on Form 10-Q dated November 3, 2018

EXHIBIT E

SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

1.[INSERT EXECUTIVE’S NAME] (“Executive”), for him- or herself and his or her family, heirs, executors, administrators, legal representatives and their respective successors and assigns, in exchange for good and valuable consideration to be paid after the date of Executive’s termination as set forth in the Employment Agreement to which this release is attached as Exhibit E (the “Employment Agreement”), does hereby release and forever discharge, to the maximum extent permitted by law, Destination XL Group, Inc. (the “Company”), its subsidiaries, affiliated companies, successors and assigns, and their respective current or former directors, officers, employees, shareholders or agents in such capacities (collectively with the Company, the “Released Parties”) from any and all actions, causes of action, suits, controversies, claims and demands whatsoever, for or by reason of any matter, cause or thing whatsoever, whether known or unknown including, but not limited to, the Age Discrimination in Employment Act (the “ADEA”); the Massachusetts Law Against Discrimination, G.L. c. 151B; the Massachusetts Wage Payment Statute, G.L. c. 149, §§ 148, 148A, 148B, 149, 150, 150A-150C, 151, 152, 152A, et seq.; the Massachusetts Wage and Hour laws, G.L. c. 151§1A et seq; and all claims under any applicable laws arising under or in connection with Executive’s employment or termination thereof, whether for tort, breach of express or implied employment contract, wrongful discharge, intentional infliction of emotional distress, or defamation or injuries incurred on the job or incurred as a result of loss of employment.  Executive acknowledges that the Company encouraged Executive to consult with an attorney of Executive’s choosing, and through this General Release of Claims advises Executive to consult with his or her attorney with respect to possible claims, including but not limited to claims under the ADEA, and that Executive understands that the ADEA is a Federal statute that, among other things, prohibits discrimination on the basis of age in employment and employee benefits and benefit plans.  Without limiting the generality of the release provided above, Executive expressly waives any and all claims under ADEA that he or she may have as of the date hereof.  Executive further understands that by signing this General Release of Claims he or she is in fact waiving, releasing and forever giving up any claim under the ADEA as well as all other laws within the scope of this paragraph 1 that may have existed on or prior to the date hereof.  Notwithstanding anything in this paragraph 1 to the contrary, this General Release of Claims shall not apply to (i) any rights to receive any payments pursuant to the Employment Agreement, or any accrued but unpaid benefits under any employee benefit plan maintained by the Company (ii) any rights or claims that may arise as a result of events occurring after this General Release of Claims is executed, (iii) any indemnification rights Executive may have as a former officer or director of the Company or its subsidiaries or affiliated companies, (iv) any claims for benefits under any directors’ and officers’ liability policy maintained by the Company or its subsidiaries or affiliated companies in accordance with the terms of such policy, (v) any rights as a holder of equity securities of the Company, and (vi) any rights or claims that, by law, may not be waived, including claims for unemployment compensation and workers' compensation.  Nothing contained in this Agreement prevents Executive from filing a charge, cooperating with or participating in any investigation or proceeding before any federal or state Fair Employment Practices Agency, including, without limitation, the Equal Employment Opportunity Commission, except that Executive acknowledges that he or she will not be able to recover any monetary benefits in connection with any such claim, charge or proceeding.

2.Executive represents that he or she has not filed against the Released Parties any complaints, charges, or lawsuits arising out of his or her employment, or any other matter arising on or prior to the date of this General Release of Claims, and covenants and agrees that he or she will never individually or with any person file, or commence the filing of, any charges, lawsuits, complaints or proceedings with any governmental agency, or against the Released Parties with respect to any of the matters released by Executive pursuant to paragraph 1 hereof (a “Proceeding”); provided, however, Executive shall not have relinquished his or her right to commence a Proceeding to challenge whether Executive knowingly and voluntarily waived his or her rights under ADEA.

3.Restrictive Covenants and No Competitive Activity.  Executive agrees that Executive remains bound by the restrictive covenants set forth in Sections 8(a) – 8(c) and Sections 8(e) – 8(j) of Executive’s Employment Agreement, all of which are specifically incorporated into this Agreement and General Release Of Claims.  Executive further acknowledges and agrees that the Company is engaged in a highly competitive business and that by virtue of Executive’s position and responsibilities with the Company and Executive’s access to the Confidential Information and Trade Secrets, engaging in any business which is directly competitive with the Company will cause Company great and irreparable harm.  Therefore, in consideration for the Signing Award  referenced in Section 4(f) of Executive’s Employment Agreement signed by Executive on ______, 2019 and the good and valuable consideration to be paid after the date of Executive’s termination as set forth in the Employment Agreement, Executive further covenants and agrees that at all times during the period beginning on the date of termination of his employment (whether such termination was voluntary or involuntary, with Good Reason or without Good Reason, for Justifiable Cause or without Justifiable Cause, or otherwise) and ending on the later of (A) one (1) year following Executive’s date of termination or (B) the expiration of any tolling period extending the one year period in clause (A), Executive shall not, directly or indirectly, engage in, assist, or have any active interest or involvement - whether as an employee, agent, consultant, creditor, advisor, officer, director, stockholder (excluding holding of less than 3% of the stock of a public company), partner, proprietor or any type of principal whatsoever) or in any other capacity whatsoever, engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, accept any competitive business on behalf of, or have any connection with any business which is competitive with products or services of the Company or any subsidiaries or affiliates, in any geographic area in which the Company or any of its subsidiaries or affiliates are then conducting or proposing to conduct business, including, without limitation, the United States of America and its possessions, Canada and Europe; provided, however, that Executive may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time three percent (3%) of any class of stock or securities of such corporation.  In addition, Executive shall not, during the Non-Competitive Period, directly or indirectly, request or cause any suppliers or customers with whom the Company or any of its subsidiaries or affiliates has a business relationship to cancel or terminate any such business relationship with the Company or any of its subsidiaries or affiliates or otherwise compromise the Company’s good will or solicit, hire, interfere with or entice from the Company or any of its subsidiaries or affiliates any employee (or former employee who has been separated for less than 12 months) of the Company or any of its subsidiaries or affiliates. For purposes of this provision, a business competitive with the products and services of the Company (or such subsidiaries or affiliates) is limited to a specialty retailer which primarily distributes, sells or markets so-called "big and tall" apparel of any kind for men or which utilizes the "big and tall" retail or wholesale marketing concept as part of its business, or any other business line the Company may enter into in the future and during Executive’s employment.   However, nothing in this Section 8 shall be deemed to prohibit Executive from providing services to or becoming involved with any entity with a division or subsidiary that engages in a business competitive with the products and services of the Company (or any subsidiary or affiliate of the Company), as long as Executive is not the chief executive officer of the entity and/or does not work in that competitive division or subsidiary.  4.Executive is advised that Executive has up to twenty-one (21) calendar days to consider this General Release before signing it.  Executive may knowingly and voluntarily waive that up to twenty-one (21) day period by signing this General Release of Claims earlier. However, in the event Executive’s employment terminated as part of a group termination within the meaning of the Older Workers Benefits Protection Act, the up to twenty-one (21) day consideration period shall be enlarged to up to forty-five (45) calendar days, and Executive shall be provided with additional disclosures required by the Older Workers Benefit Protection Act prior to the start of the up to forty-five (45) calendar day consideration period.  In either case, Executive also shall have  seven (7) calendar days following the date on which Executive signs this General Release of Claims within which to revoke it by providing a written notice of his or her revocation to the Company.  Any such revocation shall be directed to the VP, Managing Director-Human Resources and must be delivered to the VP, Managing Director-Human Resources within that seven (7) day revocation period, or mailed to Destination XL Group, Inc., Attn: VP, Managing Director-Human Resources, 555 Turnpike Street, Canton, MA 02021 and postmarked within the seven (7) day revocation period.

5.Executive acknowledges that this General Release of Claims will be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed entirely within the Commonwealth.

6.Executive acknowledges that he or she has read this General Release of Claims, has been advised that he or she should consult with an attorney before executing this general release of claims, and that he or she understands all of its terms and executes it voluntarily and with full knowledge of its significance and the consequences thereof.

7.This General Release of Claims shall take effect on the eighth day following Executive’s execution of this General Release of Claims unless Executive’s written revocation is delivered to the Company within seven (7) days after such execution.

HARVEY S. KANTER

Date:

DESTINATION XL GROUP, INC.

By:

Name:

Title:

Date:

4819-3046-3624, v. 9